Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday October 28, 2015
Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS THIRD QUARTER RESULTS

OPERATING CASH FLOWS EXCEED $100 MILLION

NORTHBROOK, IL — October 28, 2015 — KapStone Paper and Packaging Corporation (NYSE:KS) (“KapStone”, or the “Company”) today reported results for the third quarter ended September 30, 2015. As compared to 2014’s third quarter, results for 2015’s third quarter are below:

•                  Net sales of $808 million up $209 million, or 35 percent

•                  Net income of $34 million down $20 million, or 37 percent

•                  Adjusted net income of $49 million down $9 million, or 15 percent

•                  Adjusted EBITDA of $126 million down $6 million, or 4 percent

•                  Diluted EPS of $0.35 down $0.21 per share, or 38 percent

•                  Adjusted diluted EPS of $0.51 down $0.09 per share, or 15 percent

Roger W. Stone, Chairman and Chief Executive Officer, stated, “The strength of our operations generated third quarter free cash flow of $73 million, up 24 percent over the prior year.  The increase in cash flow includes $17 million generated by Victory, while our legacy operations also performed very well despite a 12 day work stoppage by our union at the Longview mill.  No one wins in a strike, and this strike was no exception.  The strike cost KapStone approximately $14 million, and our Longview union employees lost approximately $2 million of wages and benefits.

“Our Charleston and Roanoke Rapids mills set all-time production records for the third quarter, and our corrugated products shipments year-to-date were up 4 percent on an average weekly basis over 2014.  The stronger dollar, however, continues to negatively impact our export sales, resulting in lower sales prices for saturating kraft, export containerboard, and extensible grade kraft paper and a less favorable product mix.

“We are making strong progress at integrating Victory Packaging and we are on target to realize the $30 million run rate of synergies by mid-2016. We are aggressively working on realizing the benefits of increased integration that Victory provides.”

Third Quarter Operating Highlights

Consolidated net sales of $808 million in the third quarter of 2015 increased by $209 million, or 35 percent compared to $598 million for the 2014 third quarter. The increase is primarily due to $248 million from the Victory Packaging acquisition, partially offset by $24 million of lower shipments due to the Longview work stoppage, $3 million due to a stronger U.S. dollar compared to the Euro which impacted sales in Europe and some exports, and lower selling prices. The Company sold 678,000 tons of paper during the third quarter of 2015 compared to 715,000 tons a year earlier. The Company’s average mill selling price of $671 per ton in the third quarter of 2015 decreased by $18 per ton compared to the third quarter of 2014, due to the stronger U.S. dollar and lower domestic and export containerboard prices.

Operating income of $62 million for the 2015 third quarter decreased by $33 million, or 35 percent, compared to the 2014 third quarter. The lower operating earnings primarily reflects lower sales volume and higher costs due to the work stoppage at Longview,  lower average mill selling prices, higher fiber costs, inflation on compensation and benefit costs, and the stronger U.S. dollar which impacted prices in Europe and for some exports. On the positive side, Victory Packaging generated $18 million of earnings in the third quarter of 2015 prior to acquisition-related expenses of $2 million for a non-cash inventory step-up charge and $5 million of amortization expense of identified intangible assets.

Interest expense, net, of $10 million for the third quarter of 2015, was about $2 million higher than a year ago, reflecting the additional borrowings in June 2015 to finance the Victory Packaging acquisition. Our weighted average interest rate as of September 30, 2015 is 1.8 percent which is about the same as last year. Loss on debt extinguishment was about $2 million lower in 2015 compared to 2014 based on a lower amount of debt prepayments. In the quarter ended September 30, 2015, the Company made a $52 million debt prepayment compared to a $175 million prepayment in the period a year earlier.

The effective income tax rate for the 2015 third quarter was 32.5 percent compared to 33.9 percent for the 2014 third quarter.  The decrease reflects a discrete benefit from a state tax law change enacted in the third quarter of 2015.

Cash Flow and Working Capital

Cash and cash equivalents decreased by $21 million to $8 million in the quarter ended September 30, 2015, from June 30, 2015.    Operating activities generated $104 million during the third quarter while investing and financing activities used $32 million and $93 million, respectively. Capital expenditures in the third quarter were $31 million including the start-up of a new corrugator at the Company’s Aurora Illinois box plant. Financing activities included a $52 million debt prepayment.

At September 30, 2015, the Company had approximately $431 million of working capital and $480 million of revolver borrowing capacity.

Conclusion

In summary, Stone commented, “Having now worked together with the team from Victory, I am even more optimistic regarding the opportunities available to KapStone.  These insights coupled with the strength of our industry, provide strong assurance that KapStone is well positioned for the future.”

Conference Call

KapStone will host a conference call at 10:00 a.m. CDT, Thursday, October 29, 2015, to discuss the Company’s financial results for the 2015 third quarter. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic: 800-510-0219

International:  617-614-3451

Participant Passcode:  99597247

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 21 converting plants and 65 distribution centers. The business has approximately 6,200 employees.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, Basic EPS to Adjusted Basic EPS, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions; (2) market and economic factors; (3) results of legal proceedings and compliance costs; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; (7) managing labor relationships and (8) realizing the synergies and benefits of the Victory Packaging acquisition. Further information on these and other risks and uncertainties is provided under Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, under Part II, Item 1.A. “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015, and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net sales	$807,563	$598,106	$2,025,107	$1,737,507

Cost and expenses:
Cost of sales, excluding depreciation and amortization	569,267	388,641	1,421,943	1,164,134
Depreciation and amortization	42,500	34,997	114,617	101,580
Freight and distribution expenses	70,623	46,173	167,941	131,829
Selling, general and administrative expenses	63,577	34,133	150,252	102,371
Operating income	61,596	94,162	170,354	237,593

Foreign exchange gain / (loss)	(766)	(960)	(1,704)	(859)
Loss on debt extinguishment	628	2,963	628	2,963
Interest expense, net	9,528	8,099	24,456	25,299
Income before provision for income taxes	50,674	82,140	143,566	208,472
Provision for income taxes	16,468	27,886	49,004	70,660
Net income	$34,206	$54,254	$94,562	$137,812

Net income per share:
Basic	$0.36	$0.57	$0.98	$1.44
Diluted	$0.35	$0.56	$0.97	$1.41

Weighted-average number of shares outstanding:
Basic	96,310,998	95,958,877	96,235,404	95,857,079
Diluted	97,629,641	97,515,901	97,631,247	97,416,869

Effective income tax rate	32.5%	33.9%	34.1%	33.9%

Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):

Net income (GAAP)	$34,206	$54,254	$94,562	$137,812
Interest expense, net	9,528	8,099	24,456	25,299
Provision for income taxes	16,468	27,886	49,004	70,660
Depreciation and amortization	42,500	34,997	114,617	101,580
EBITDA (Non-GAAP)	$102,702	$125,236	$282,639	$335,351

Stock-based compensation expense	1,585	1,401	8,122	5,630
Longview integration expenses	365	603	1,574	3,350
Victory Packaging acquisition expenses	3,817	—	10,372	—
Voluntary separation plan and severance	2,310	1,465	4,974	6,283
Longview work stoppage	14,464	—	14,464	—
Loss on debt extinguishment	628	2,963	628	2,963
Adjusted EBITDA (Non-GAAP)	$125,871	$131,668	$322,773	$353,577

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$34,206	$54,254	$94,562	$137,812
Stock-based compensation expense	1,037	918	5,312	3,688
Longview integration and other expenses	239	395	1,029	2,194
Victory Packaging acquisition expenses	2,496	—	6,783	—
Voluntary separation plan and severance	1,511	960	3,253	4,115
Longview work stoppage	9,459	—	9,459	—
Acquisition tax adjustments	—	(279)	398	(279)
Loss on debt extinguishment	411	1,941	411	1,941
Adjusted Net Income (Non-GAAP)	$49,359	$58,189	$121,207	$149,471

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.36	$0.57	$0.98	$1.44
Stock-based compensation expense	0.01	0.01	0.07	0.04
Longview integration and other expenses	—	—	0.01	0.02
Victory Packaging acquisition expenses	0.03	—	0.08	—
Voluntary separation plan and severance	0.02	0.01	0.03	0.04
Longview work stoppage	0.09	—	0.09	—
Acquisition tax adjustments	—	—	—	—
Loss on debt extinguishment	—	0.02	—	0.02
Adjusted Basic EPS (Non-GAAP)	$0.51	$0.61	$1.26	$1.56

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.35	$0.56	$0.97	$1.41
Stock-based compensation expense	0.01	0.01	0.05	0.04
Longview integration and other expenses	—	—	0.01	0.02
Victory Packaging acquisition expenses	0.03	—	0.07	—
Voluntary separation plan and severance	0.02	0.01	0.03	0.04
Longview work stoppage	0.10	—	0.10	—
Acquisition tax adjustments	—	—	0.01	—
Loss on debt extinguishment	—	0.02	—	0.02
Adjusted Diluted EPS (Non-GAAP)	$0.51	$0.60	$1.24	$1.53

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,767	$28,467
Trade accounts receivable, net of allowances	395,549	228,740
Other receivables	18,694	12,833
Inventories	334,256	238,329
Prepaid expenses and other current assets	18,152	7,172
Total current assets	774,418	515,541

Plant, property and equipment, net	1,406,446	1,386,670
Other assets	13,209	10,135
Intangible assets, net	351,270	110,077
Goodwill	704,592	533,851
Total assets	$3,249,935	$2,556,274

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$2,000	$—
Current portion of long-term debt	—	—
Other current borrowings	2,214	—
Dividend payable	9,828	9,911
Accounts payable	191,213	149,600
Accrued expenses	64,432	48,340
Accrued compensation costs	72,181	62,491
Accrued income taxes	—	6,477
Deferred income taxes	1,396	1,990
Total current liabilities	343,264	278,809

Long-term debt, net of current portion	1,589,670	1,046,063
Pension and post-retirement benefits	23,444	32,800
Deferred income taxes	420,446	412,293
Other liabilities	20,025	8,182
Total other liabilities	2,053,585	1,499,338

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	264,306	255,505
Retained earnings	640,149	574,601
Accumulated other comprehensive (loss) income	(51,379)	(51,989)
Total stockholders’ equity	853,086	778,127
Total liabilities and stockholders’ equity	$3,249,935	$2,556,274

KapStone Paper and Packaging Corporation

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating activities:
Net income	$34,206	$54,254	$94,562	$137,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,500	34,997	114,617	101,580
Stock-based compensation expense	1,585	1,401	8,122	5,630
Pension and postretirement	(2,963)	(3,105)	(8,379)	(9,939)
Excess tax benefits from stock-based compensation	(7)	(348)	(1,518)	(2,960)
Amortization of debt issuance costs	1,317	1,482	4,364	4,415
Loss on debt extinguishment	628	2,963	628	2,963
Loss on disposal of fixed assets	(205)	187	5	1,203
Deferred income taxes	3,990	(3,102)	6,441	(1,059)
Changes in operating assets and liabilities	23,010	8,666	(42,194)	(33,596)
Net cash provided by operating activities	$104,061	$97,395	$176,648	$206,049

Investing activities:
Vicrory Packaging acquisition	(482)	—	(617,046)	—
Capital expenditures	(31,184)	(38,691)	(94,895)	(112,367)
Net cash used in investing activities	$(31,666)	$(38,691)	$(711,941)	$(112,367)

Financing activities:
Proceeds from revolving credit facility	$2,000	$—	$268,200	$97,900
Repayments on revolving credit facility	(15,000)	—	(266,200)	(97,900)
Proceeds from receivables credit facility	9,226	175,000	112,961	175,000
Repayments on receivables credit facility	(13,487)	—	(18,449)	—
Repayments of long-term debt	(64,688)	(176,175)	(64,688)	(178,525)
Proceeds from long-term debt	—	—	519,763	—
Payment of debt issuance and loan amendment costs	—	(375)	(10,790)	(1,081)
Proceeds from other current borrowings	—	—	6,615	6,300
Repayments of other current borrowings	(2,206)	(1,736)	(4,401)	(5,138)
Cash dividends paid	(9,634)	—	(29,098)	—
Payment of withholding taxes on vested stock awards	(12)	(114)	(2,460)	(1,755)
Proceeds from exercises of stock options	—	250	778	639
Proceeds from issuance of shares to ESPP	429	395	844	600
Excess tax benefits from stock-based compensation	7	348	1,518	2,960
Net cash provided by (used in) financing activities	$(93,365)	$(2,407)	$514,593	$(1,000)

Net increase / (decrease) in cash and cash equivalents	(20,970)	56,297	(20,700)	92,682
Cash and cash equivalents-beginning of period	28,737	49,352	28,467	12,967
Cash and cash equivalents-end of period	$7,767	$105,649	$7,767	$105,649

KapStone Paper and Packaging Corporation

Operating Segment Information

(In thousands)

(unaudited)

	Net Sales			Operating Income	Depreciation and	Capital	Total Assets at Sept 30,
Three Months Ended September 30, 2015	Trade	Intersegment	Total	(Loss)	Amortization	Expenditures	2015
Paper and Packaging	$559,435	$7,628	$567,063	$60,185	$36,059	$25,448	$2,524,562
Distribution (a)	248,128	—	248,128	11,139	5,522	1,283	683,555
Corporate	—	—	—	(9,728)	919	4,453	41,818
Intersegment eliminations	—	(7,628)	(7,628)	—	—	—	—
	$807,563	$—	$807,563	$61,596	$42,500	$31,184	$3,249,935

	Net Sales			Operating Income	Depreciation and	Capital	Total Assets at Sept 30,
Three Months Ended September 30, 2014	Trade	Intersegment	Total	(Loss)	Amortization	Expenditures	2014
Paper and Packaging	$598,106	$—	$598,106	$102,291	$34,244	$38,179	$2,669,499
Distribution (a)	—	—	—	—	—	—	—
Corporate	—	—	—	(8,129)	753	512	126,748
Intersegment eliminations	—	—	—	—	—	—	—
	$598,106	$—	$598,106	$94,162	$34,997	$38,691	$2,796,247

	Net Sales			Operating Income	Depreciation and	Capital
Nine Months Ended September 30, 2015	Trade	Intersegment	Total	(Loss)	Amortization	Expenditures
Paper and Packaging	$1,683,581	$8,416	$1,691,997	$190,321	$104,723	$81,954
Distribution (a)	341,526	—	341,526	12,859	7,467	1,526
Corporate	—	—	—	(32,826)	2,427	11,415
Intersegment eliminations	—	(8,416)	(8,416)	—	—	—
	$2,025,107	$—	$2,025,107	$170,354	$114,617	$94,895

	Net Sales			Operating Income	Depreciation and	Capital
Nine Months Ended September 30, 2014	Trade	Intersegment	Total	(Loss)	Amortization	Expenditures
Paper and Packaging	$1,737,507	$—	$1,737,507	$264,133	$99,103	$107,059
Distribution (a)	—	—	—	—	—	—
Corporate	—	—	—	(26,540)	2,477	5,308
Intersegment eliminations	—	—	—	—	—	—
	$1,737,507	$—	$1,737,507	$237,593	$101,580	$112,367

(a) Reflects Victroy Packaging acquisition as of June 1, 2015